                                                            EXHIBIT 10(ii)(A)(4)


                           FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (hereinafter "First Amendment") is made as of this 29th day of March, 1995, between ALEXANDER'S, INC., a Delaware corporation ("Landlord"), and SEARS, ROEBUCK AND CO., a New York corporation ("Tenant").

                                  RECITALS:

        A. Landlord and Tenant entered into a Lease dated March 24, 1994 ("Lease") for the lease by Tenant of certain property in the neighborhood of Rego Park, Borough of Queens, City of New York, State of New York, which property is more specifically described in the Lease (the "Demised Premises").

        B. Landlord and Tenant desire to amend the Lease as provided herein.

        NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties agree as follows:

1. As of the date of this First Amendment the Landlord is not yet obligated to provide to Tenant the Completion Letter of Credit and has not provided to Tenant the Completion Letter of Credit. This
        First Amendment is applicable in its entirety until Landlord provides to Tenant the Completion Letter of Credit. Once Landlord provides to Tenant the Completion Letter of Credit this First Amendment shall terminate with the exceptions of Sections 1, 2, 5, 8, 9, 10, 11, 12, 13 and 14 of this First Amendment which shall continue in full force and effect.

2. The second sentence of Subsection 3(a) of the Lease is deleted and the following inserted in lieu thereof: "The Commencement Date shall be the earlier of: (i) the later of (A) the date which is two hundred seventy (270) days after substantial completion of the Leasehold Improvements and the delivery to Tenant by Landlord of the Completion Letter of Credit; or (B) the date on which the On/Off Site Improvements are Substantially Complete; or (ii) the date Tenant opens for business to the public in the Demised Premises. Notwithstanding anything to the contrary contained herein, unless
        Tenant does in fact open for business to the public in the Demised Premises between November 1 and January 31, the Commencement Date shall not occur during the period from November 1 to January 31 but shall occur on the next February 1."

        3. Notwithstanding anything to the contrary contained herein, in the event each and every Completion Outside Date in Exhibit "A-3" is met by Landlord, then the Commencement Date shall occur on November 20, 1995, subject to Uncontrollable Events beyond Tenant's control which do not allow Tenant to open for business in the Demised Premises by November 20, 1995.

        4. Landlord shall perform the construction work set forth in Exhibit "A-3" by the Completion Outside Dates set forth in Exhibit "A-3" (such documents attached hereto as Exhibit "A-3" shall be referred to as "Minimum On/Off Site Improvement Documents" and Work completed in accordance with these Minimum On/Off Site Improvement Documents shall be referred to as "Minimum On/Off Site Improvements"; provided that upon Tenant's approval of modified plans and specifications for Minimum On/Off Site Improvements in accordance with this Section 4, such plans and specifications shall be substituted for Exhibit "A-3" and shall thereafter constitute the Minimum On/Off Site Improvement Documents). Any material deviation from the Minimum On/Off Site Improvement Documents is subject to Tenant's approval, which approval shall not be unreasonably withheld. Tenant hereby approves the Minimum On/Off Site Improvement Documents. Landlord shall promptly prepare its construction documents in accordance with the Minimum On/Off Site Improvement Documents and submit them to Tenant for comment or written approval. Landlord shall promptly correct and resubmit documents until it receives Tenant's written approval; provided that Tenant shall have the right to withhold its approval to such construction documents only if the scope of work set forth therein is inconsistent with the scope of work set forth in Exhibits "A-3", "A-4", "A-5", and "A-6" or if the materials specified therein to be used in construction of Minimum On/Off Site Improvements are of a grade lower than the grade typically used in commercial shopping centers in the Northeast.

        5. Unless the On/Off Site Improvements are Substantially
           Complete on or before the Commencement Date, Landlord hereby leases ("Parking Lot Lease") to Tenant the existing surface parking lot consisting of approximately 800 parking spaces ("Parking Lot") shown on the plan attached hereto and made a part hereof as Exhibit "A-4". The Parking Lot Lease, if any, shall be for a term commencing on July 1, 1995 and continuing to the date the On/Off Site Improvements are Substantially Complete. From July 1, 1995 through the Commencement Date, Landlord may perform work on the Parking Lot from time to time and make some of the parking spaces unavailable for Tenant's use, provided that at least 400 spaces will be available for Tenant's use at all time. No rent shall be paid by Tenant for the Parking Lot Lease. While the Parking Lot may be paid parking, the parties agree that the schedule of parking rates set forth in Exhibit "I" of the Lease apply and all other provisions in the Lease (except Subsection 6(b)(v)) which applied to the parking deck contemplated by the On/Off Site Improvement Documents are applicable to the Parking Lot. Landlord represents and warrants that: (i) the Landlord is the owner of the Parking Lot; (ii) the Landlord has the right to lease such Parking Lot to Tenant; and (iii) the Parking Lot Lease does not violate any other agreement to which Landlord is subject to or a party to, including, but not limited to, any management or other agreement with any governmental or transportation authority relating to the Parking Lot. The Parking Lot Lease will automatically terminate once the Parking Easement Agreement attached hereto and made a part hereof as Exhibit "L" is fully executed and properly recorded. Prior to the execution and recording of the Parking Easement Agreement, Landlord will convey the Parking Lot to Alexander's of Rego Park II, Inc. ("Rego Park II"), a wholly owned subsidiary of Landlord. Landlord represents and warrants that upon such conveyance and thereafter:
    (i) while parking in the Parking Lot may be paid parking, the schedule of parking rates set forth in Exhibit "I" of the Lease shall apply, except that before the Commencement Date, the parking rates will not be increased above the rates in effect on the date hereof; (ii) all other provisions of the Lease (except Subsection 6(b)(v)) which apply to the parking deck contemplated by the On/Off Site Improvements shall be applicable to the Parking Lot; (iii) Rego Park II will be the owner of the Parking Lot; (iv) Landlord and Rego Park II will have the right to enter into the Parking Easement Agreement; and (v) the Parking Easement Agreement will not violate any other agreement to which Landlord or Rego Park II is subject to or a party to, including, but not limited to, any management or other agreement with any governmental or transportation authority relating to the Parking Lot. Notwithstanding anything to the contrary contained herein or in the Lease, Landlord agrees not to open, nor shall it permit Rego Park II to open, the Parking Lot for public parking prior to the time one hour prior to the scheduled opening time of the Tenant's store, unless instructed otherwise by Tenant.

    The parties desire to clarify Section 6(b)(v)(C) of the Lease to specify that the twenty (20) parking passes are intended to provide twenty (20) spaces per day per month. Landlord will provide Tenant with passes giving access to the spaces, Tenant shall distribute the passes as Tenant desires. Also, the twenty (20) spaces will be available as of July 1, 1995. Until the parking deck is opened the twenty (20) spaces will be in the Parking Lot.

6. In the event that all of the Minimum On/Off Site Improvements are not substantially complete (as defined in the Lease) by the Commencement Date, then until the Minimum On/Off Site Improvements are substantially complete, Landlord and Tenant agree that the Fixed Rent and Percentage Rent due under the Lease from and after the Commencement Date shall be as follows:

(a)  First 6 months           Zero Fixed Rent; Zero Percentage Rent;

(b)  Next 18 months           Zero Fixed Rent and Percentage Rent are as
                              follows: 3.0% of Net Sales to Forty Million
                              Dollars ($40,000,000.00) in any Lease Year, plus
                              5.0% of Net Sales for all Net Sales in excess of Forty Million Dollars ($40,000,000.00) in any
                              Lease Year; and

Remaining term of the Lease   Fixed Rent and Percentage Rent per the Lease

     From and after the date of the substantial completion of Minimum On/Off Site Improvements, Tenant shall pay Fixed Rent and Percentage Rent in the manner provided in the Lease as if the provisions of this Section 6 had not been effective. Notwithstanding the provisions of Section 7 of this First Amendment to Lease, in no event shall the abatement of Fixed Rent and Percentage Rent provided for in Sections 6 (a) and 7 (a) of this First Amendment to Lease be effective for more than six (6) months in total and in no event shall the abatement of Fixed Rent and Percentage Rent provided for in Sections 6 (b) and 7 (b) of this First Amendment to Lease be effective for more than eighteen (18) months in total.

     As used in this First Amendment, the term "substantially complete" has the same definition as in the Lease.

7. In the event that all of the On/Off Site Improvements are not substantially complete within 180 days after the Commencement Date, then until the On/Off Site Improvements are substantially complete, Landlord and Tenant agree that the rent due under the Lease from and after the Commencement Date shall be as follows:

(a)  First 6 months           Zero Fixed Rent; Zero Percentage Rent;

(b)  Next 18 months           Zero Fixed Rent and Percentage Rent are as
                              follows: 3.0% of Net Sales to Forty Million

                                Dollars ($40,000,000.00) in any Lease Year, plus 5.0% of Net Sales for all Net Sales in excess of Forty Million Dollars
                                ($40,000,000.00) in any Lease Year;
                                and

        Remaining term of the Lease   Fixed Rent and Percentage Rent
                                          per the Lease

                From and after the date of the substantial completion of On/Off Site Improvement, Tenant shall pay Fixed Rent and Percentage Rent in the manner provided in the Lease as if the provisions of this Section 7 had not been effective. Notwithstanding the provisions of Section 6 of this First Amendment to Lease, in no event shall the abatement of Fixed Rent and Percentage Rent provided for in Sections 6 (a) and 7 (a) of this First Amendment to Lease be effective for more than six (6) months in total and in no event shall the abatement of Fixed Rent and Percentage Rent provided for in Section 6 (b) and 7 (b) of this First Amendment to Lease be effective for more than eighteen
                (18) months in total.

        8. In the event that the Minimum On/Off Site Improvements and the On/Off Site Improvements are not substantially complete on December 31, 1996 ("Required Deck Completion Date"), then Tenant has the one time right to terminate the Lease by giving Landlord written notice ("Termination Notice") within thirty (30) days of such Required Deck Completion Date. In the event Tenant gives Landlord a Termination Notice, then the Lease shall terminate on the date ninety (90) days from the date of such Termination Notice and Landlord shall pay to Tenant the amount of Tenant's expense incurred by Tenant that relate to Tenant's Improvements, Minimum On/Off Site Improvements, and On/Off Site Improvements, with interest at the Interest Rate from the date Tenant incurred the expense ("Reimbursement Amount"). Notwithstanding anything to the contrary contained herein, the Reimbursement Amount is subject to a cap of $14,000,000.00.

        9. Notwithstanding anything to the contrary contained herein or contained in the Lease, in the event that: (i) any portion of the Minimum On/Off Site Improvements is not complete by the applicable Completion Outside Date set forth on Exhibit "A-3"; or (ii) the On/Off Site Improvements are not substantially complete within one hundred eighty (180) days after the Commencement Date, then:

                    (a) Tenant shall have the right to give Landlord a notice
                        (a "Self-Help Notice") specifying the particular respects in which Landlord shall have failed to so construct or complete the such portion of the Minimum On/Off Site
                            Improvements or the On/Off Site Improvements, as the case may be.

                        (b) If, within three (3) days of a Self-Help Notice,
                            Landlord shall fail to complete such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be, Tenant shall have the right to construct and complete such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be.

                        (c) If Tenant exercises its rights under this Section
                            9, all such construction and completion shall be done in accordance with the plans and specifications adopted by Landlord and Tenant as provided in the Lease or this First Amendment for such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be, and in compliance with all insurance and legal requirements. During its performance of such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be, Tenant shall maintain worker's compensation, liability and property insurance in such amounts as a prudent landlord engaging in such construction would maintain. Payment of bills rendered in connection with the construction and completion of such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be, shall be made in accordance with customary procedures for disbursement of construction funds, including without limitation a ten (10%) percent retention and payment only against presentation of title updates, lien waivers and architect's certificates and otherwise in accordance with the requirements of any mortgagee. Upon Tenant's exercise of its right to pay and set off in this Section 9, Tenant shall promptly discharge all mechanic's liens which may be filed against the Entire Tract or any part thereof in connection with the construction and completion of such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be.

                        (d) Tenant may deduct the cost of completion and
                            construction of such portion of the Minimum On/Off Site Improvements or the On/Off Site Improvements, as the case may be, plus a supervision fee equal to ten percent (10%) of such bills, from Rent payable under the Lease until fully reimbursed, with interest at the Interest Rate.

                Neither party shall have any rights against the other on account of Landlord's failure to complete the On/Off Site Improvements or Minimum On/Off Site Improvements by any date except as provided in the Lease and pursuant to the terms of this First Amendment.

10. The words "either party" in the second line of Subsection 5(e) are deleted and the word "Tenant" is substituted in lieu thereof.

11. Landlord hereby waives its right to terminate the Lease set forth in Subsection 5(f)(i) of the Lease.

12. The Lease, except as amended herein, is in all other respects fully ratified and confirmed.

13. Except as defined herein, all capitalized items used in this First Amendment to Lease shall have the meanings ascribed to such terms in the Lease.

14. Each party executing this First Amendment to Lease represents and warrants that he/she has the power and authority to execute this document on behalf of his/her respective party.

        IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease as of the day and year first above written.

ATTEST OR WITNESS:                              LANDLORD:
                                                ALEXANDER'S INC.

By: /s/ Steven Santora                          By: /s/ Brian Kurtz
   -------------------                             ----------------------
Print Name: Steven Santora                         Brian Kurtz
Print Title: Vice-President                        Executive Vice President

ATTEST:                                         TENANT:
                                                SEARS, ROEBUCK AND CO.

By: /s/ Robert C. Bramlette, Jr.                By: /s/ Barry D. Kaufman
   -----------------------------                    -----------------------
    Assistant Secretary                             Barry D. Kaufman
                                                    Vice President
                                                    Real Estate


        The undersigned being the holders of the mortgages on the Entire Tract hereby consent to the foregoing First Amendment to Lease.

Dated: March 29, 1995                        First Fidelity Bank, National
                                               Association

                                                By: /s/ Robert Dowdy
                                                   ----------------------------
                                                        Its: Vice President


Dated: March 29, 1995                        Vornado Lending Corp.
                                                By:  /s/ Joseph Macnow
                                                    ---------------------------
                                                        Its: Vice President

STATE OF NEW YORK   )
                    )ss:
COUNTY OF NEW YORK  )

        THE undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that Brian Kurtz and Steven Santana personally known to me to be the Executive Vice President and Vice President and personally known to me to be the same persons whose names are subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that as such Executive Vice President and Vice President they signed and delivered the said instrument pursuant to authority duly given to them by said corporation.

        GIVEN under my hand and seal this 29th day of March, 1995.

                                        Mary R. Hoets
                                        --------------------------------
                                        Mary R. Hoets
                                        Notary Public

My Commission Expires:

August 19, 1995.                        [SEAL]

STATE OF ILLINOIS  )
                   )   SS:
COUNTY OF DU PAGE  )


        THE undersigned, a Notary Public, in and for the County and State aforesaid, does hereby certify, that Robert C. Bramlette, Jr. and Barry D. Kaufman personally known to me to be the Assistant Secretary and Vice President Real Estate of SEARS, ROEBUCK AND CO., a New York corporation, and subscribed to the foregoing instrument, appeared before me this day in person and acknowledged under oath that as such Assistant Secretary and Vice President Real Estate they signed and delivered the said instrument pursuant to authority duly given to them by said corporation.

        GIVEN under my hand and seal this 21st day of March, 199_.


                                                 /s/ THOMAS B. CAHILL
 [SEAL]                                      -----------------------------
                                                     Notary Public


My Commission Expires:

November 13, 199_.